UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

Global Cash Access Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Issuance of Secured Notes

On April 15, 2015, Global Cash Access, Inc. (the “Company”), a wholly owned subsidiary of Global Cash Access Holdings, Inc. (“GCA”), entered into a note purchase agreement (the “Note Purchase Agreement”), among GCA, CPPIB Credit Investments III Inc. (the “Purchaser”) and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”) and issued $335.0 million in aggregate principal amount of its 7.25% Senior Secured Notes due 2021 (the “Secured Notes”) in a private offering to the Purchaser.  GCA expects to realize annual interest expense savings of approximately $1.7 million from the issuance of the Secured Notes and the redemption, in full, of the Company’s outstanding 7.75% Senior Secured Notes due 2021 from the noteholders thereof in accordance with the terms of the indenture governing the 7.75% Senior Secured Notes due 2021 (as more fully described below in “Item 8.01.  Other Events”).

The Secured Notes bear interest at the rate of 7.25% per annum, which accrues from April 15, 2015 and is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2015.  For any interest period, so long as GCA, the Company and the subsidiary guarantors have not failed to create a perfected first priority lien on certain pledged equity before September 1, 2015, the Company may, at its option, elect to pay a portion of interest not to exceed 0.50% per annum by issuing additional certificated Secured Notes in a principal amount equal to the amount of such interest (such additional notes, “PIK notes”).  Any PIK notes will be issued under the Note Purchase Agreement on the same terms and conditions as the Secured Notes issued on April 15, 2015.

The Company may voluntarily prepay the Secured Notes in whole or in part, in minimum amounts as set forth in the Note Purchase Agreement, with prior notice and, prior to April 15, 2020, at a price equal to the principal amount repurchased, plus accrued and unpaid interest to the date of repurchase, plus the following premiums:

•                  prior to the first anniversary of the date of issuance of the Secured Notes, a make-whole premium will apply;

•                  on or following the first anniversary of the date of issuance of the Secured Notes and prior to the second anniversary of the date of issuance of the Secured Notes a premium of 3.5% of the accrued principal amount will apply;

•                  on or following the second anniversary of the date of issuance of the Secured Notes and prior to the third anniversary of the date of issuance of the Secured Notes a premium of 3.0% of the accrued principal amount will apply;

•                  on or following the third anniversary of the date of issuance of the Secured Notes and prior to the fourth anniversary of the date of issuance of the Secured Notes a premium of 2.0% of the accrued principal amount will apply;

•                  on or following the fourth anniversary of the date of issuance of the Secured Notes and prior to the fifth anniversary of the date of issuance of the Secured Notes a premium of 1.0% of the accrued principal amount will apply; and

•                  on or following the fifth anniversary of the date of issuance of the Secured Notes no premium will apply.

The above premiums will not apply to refinancings of the Secured Notes made with the proceeds of any indebtedness incurred by the Company initially owed by the Company solely to the Purchaser or any of its affiliates.

If a holder of any Secured Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then the Company will have the right, subject to certain notice provisions set forth in the Note Purchase Agreement, to repurchase the Secured Notes of such holder at a repurchase price calculated as set forth in the Note Purchase Agreement.  If GCA or the Company experiences specific kinds of changes in control or GCA or any of its restricted subsidiaries sells certain of its assets, then the Company must offer to repurchase the Secured Notes on the terms set forth in the Note Purchase Agreement.

The Secured Notes are senior secured obligations of the Company and rank equally with the Company’s existing and future senior debt and senior to the Company’s existing and future senior subordinated debt.  The Secured Notes are guaranteed on a senior secured basis by GCA and all of its material domestic subsidiaries (other than the Company).

The Note Purchase Agreement contains certain covenants that, among other things, limit GCA’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, or create certain liens and other encumbrances on its assets.

The Note Purchase Agreement contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to GCA or the Company, all outstanding Secured Notes will become due and payable immediately without further action or notice.  If any other type of event of default occurs and is continuing, then the Collateral Agent or the holders of at least 50% in principal amount of the then outstanding Secured Notes may declare all such notes to be due and payable immediately.

Security Agreement

In connection with the Secured Notes, the Company, GCA, as a guarantor, the subsidiary guarantors and the Collateral Agent entered into a security agreement, dated as of April 15, 2015 (the “Security Agreement”), pursuant to which the Company, GCA, as a guarantor, and the subsidiary guarantors granted a security interest in the Collateral (as defined in the Security Agreement) to the Collateral Agent as collateral for the Secured Notes.

Guaranty

In connection with the Secured Notes, GCA, the subsidiary guarantors and the Collateral Agent entered into a guaranty, dated as of April 15, 2015 (the “Guaranty”), pursuant to which GCA and the subsidiary guarantors guaranteed the Company’s obligations under the Secured Notes to the Collateral Agent.

Issuance of Warrant

In connection with the Secured Notes and pursuant to the terms of the Note Purchase Agreement, GCA issued to the Purchaser a warrant to purchase 700,000 shares of GCA’s common stock, with an exercise price equal to $9.88 per share, representing a 30% premium to the volume-weighted average price of GCA’s common stock for the 10 trading days prior to the issuance of the warrant.  The warrant expires on the sixth anniversary of the date of issuance.  The number of shares issuable pursuant to the warrant and the warrant exercise price are subject to adjustment for stock splits, reverse stock splits, stock dividends, mergers and certain other events.

The foregoing descriptions of the Note Purchase Agreement, the Security Agreement, the Guaranty and the Warrant do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, all of which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.  Other Events.

Redemption of Old Senior Secured Notes

On April 15, 2015, the proceeds from the issuance of the Secured Notes were used to redeem, in full, the Company’s outstanding 7.75% Senior Secured Notes due 2021 (the “Old Secured Notes”) from the noteholders thereof in accordance with the terms of the indenture governing the Old Secured Notes.

The Old Secured Notes were redeemed at a price of 100% of the principal amount of outstanding Old Secured Notes, plus accrued and unpaid interest to, but not including, the redemption date.  The total cash payment for the redemption was approximately $335.0 million, plus accrued but unpaid interest.

Termination of Indenture Governing the Old Secured Notes

The Old Secured Notes were issued pursuant to an indenture, dated as of December 19, 2014, between the Company, as issuer, and the Collateral Agent, as amended by that certain supplemental indenture, dated as of December 19, 2014, among the Company, as issuer, GCA, as a guarantor, the subsidiary guarantors party thereto and the Collateral Agent.

In connection with the redemption, in full, of the Company’s outstanding Old Secured Notes, the indenture governing the Old Secured Notes has been satisfied and discharged in accordance with its terms, effective April 15, 2015.  The Company did not incur any early termination penalties in connection with the satisfaction and discharge of the Indenture.

GCA expects to realize annual interest expense savings of approximately $1.7 million from the issuance of the Secured Notes and the redemption of the Old Secured Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Warrant, dated as of April 15, 2015, issued by Global Cash Access Holdings, Inc.to CPPIB Credit Investments III Inc.

10.1

Purchase Agreement, dated as of April 15, 2015, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as parent, CPPIB Credit Investments III Inc., as purchaser, and Deutsche Bank Trust Company Americas, as collateral agent.

10.2

Security Agreement, dated as of April 15, 2015, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.

10.3

Guaranty, dated as of April 15, 2015, among Global Cash Access Holdings, Inc., as a guarantor, and the subsidiary guarantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.

Cautionary Notice About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements included in this Current Report on Form 8-K, other than statements that are purely historical, are forward-looking statements.  Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our ability to realize annual interest expense savings from the issuance of the Secured Notes and the redemption of the Old Secured Notes.

Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to certain risks and uncertainties, including, but not limited to, our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances; gaming establishment and patron preferences; our ability to successfully complete the conversion of our third-party processor; our ability to comply with the Europay, MasterCard and Visa global standard for cards equipped with computer chips; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; employee turnover; and those other risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 16, 2015, and subsequent periodic reports and are based on information available to us on the date hereof.  We do not intend, and assume no obligation, to update any forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: April 15, 2015

By:	/s/ Randy L. Taylor
Randy L. Taylor
Executive Vice President and Chief Financial Officer

(d) Exhibits.

4.1	Warrant, dated as of April 15, 2015, issued by Global Cash Access Holdings, Inc.to CPPIB Credit Investments III Inc.

10.1

Purchase Agreement, dated as of April 15, 2015, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as parent, CPPIB Credit Investments III Inc., as purchaser, and Deutsche Bank Trust Company Americas, as collateral agent.

10.2

Security Agreement, dated as of April 15, 2015, among Global Cash Access, Inc., as issuer, Global Cash Access Holdings, Inc., as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.

10.3

Guaranty, dated as of April 15, 2015, among Global Cash Access Holdings, Inc., as a guarantor, and the subsidiary guarantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.75% Senior Secured Notes due 2021.